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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Offshore Energy Development Corporation


     We consent to the use of our audit report dated March 17, 1997 on the consolidated financial statements of Offshore Energy Development Corporation and its predecessors as of December 31, 1995 and 1996 and for each of the years in the three-year period ended December 31, 1996 incorporated herein by reference in the Prospectus.



                                          KPMG PEAT MARWICK LLP

Houston, Texas
August 21, 1998